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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in AML Communications, Inc.'s Registration Statements on Form S-3 (Nos. 333-82774 and 333-32486) and on Form S-8 (Nos. 333-51258 and 333-68097) of our report, dated May 27, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-KSB of AML Communications, Inc. for the year ended March 31, 2003.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
Los Angeles, California June 27, 2003

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  EXHIBIT 23.1
INDEPENDENT AUDITOR'S CONSENT